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                                                                    EXHIBIT 99.3
                                  CATUITY INC.

                             AUDIT COMMITTEE CHARTER

                           (As Revised March 11, 2004)

I. DESCRIPTION AND PURPOSE

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") of Catuity Inc. (the "Company") whose purpose is, in accordance with Section 2(a)(3) of the Sarbanes-Oxley Act of 2002 (the "Act"), to oversee the accounting and reporting processes of the Company and audits of the Company's financial statements. The Committee shall act independently as authorized and assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Board and others, the internal control structure, the audit process, and the adherence to applicable laws and regulations. Considering the size and complexity of the Company, the Committee shall apply reasonable materiality standards to all of its activities.

II. COMPOSITION, EXPERTISE, AND INDEPENDENCE REQUIREMENTS OF AUDIT COMMITTEE MEMBERS

A. NUMBER OF MEMBERS

     The Committee shall consist of at least three members, comprised solely of Independent Directors, as that term is defined below.

B. QUALIFICATIONS

     1. Financial Literacy. Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable period of time after his or her appointment to the Committee.

     2. Financial Expertise. At least one member of the Committee must be an "Audit Committee Financial Expert ("ACFE"), as defined by the SEC and determined by the Board. An ACFE must possess all of the following attributes (the "Attributes"):

          a. an understanding of GAAP and financial statements;

          b. the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves;

          c. experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities;

          d. an understanding of internal controls and procedures for financial reporting; and

          e. an understanding of audit committee functions generally.

     The ACFE must have acquired the Attributes through any one or more of the following:

          a. education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

          b. experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

          c. experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or valuation of financial statements; or

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          d. other relevant experience.

     3. Independence. As used in this Charter, "Independent Director" means a member of the Board other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          a. a director who is employed by the Company or by any parent or subsidiary of the Company within the past three years;

          b. a director who accepted directly or indirectly (including acceptance by any person who is a relative by blood, marriage or adoption or who has the same residence as the director ("Family Member") or acceptance by entities related to the director) any consulting, advisory, or other compensatory fee from the Company or any of its affiliates during the previous fiscal year, other than compensation for service on the Board or a committee of the Board;

          c. a director who is a Family Member of an individual who is, or within the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;


          d. a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent (5%) of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

          e. a director of the Company who is employed as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such other entity, or if such relationship existed within the past three years;

          f. a director who was a partner or employee of the Company's outside auditor, and worked on the Company's audit, within the past three years;

          g. a director who is an "affiliated person" of the Company or any of its subsidiaries, where "affiliated person" means a person or entity (in the case of the affiliated entity, "affiliated persons" include its directors, executive officers, partners, members, principals, or designees) who directly or indirectly controls or is controlled by or is under common control with the Company, unless such person (i) is not the beneficial owner of more than 10% of any class of equity securities of the Company and (ii) is not an executive officer of the Company.

     4. Limited Exception to Independent Director Requirement. Notwithstanding the foregoing independence requirements, one director who (i) is not independent as defined in Nasdaq Rule 4200, but (ii) meets the criteria set forth in Section 301 of the Act and associated SEC rulemaking and (iii) is not a current officer or employee or a Family Member of an employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by that director is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

III. MEETINGS

A. FREQUENCY

     The Committee shall meet as frequently as circumstances require, but in any event on a quarterly basis. The Committee may ask members of management or others to attend meetings and may provide pertinent information to them as the Committee deems necessary.

B. EXECUTIVE SESSIONS WITH KEY PERSONNEL AND AGENTS

     The Committee should meet privately in executive session at least annually with management, the independent auditor, and as a committee to discuss any matters that the Committee or any of those groups believe should be discussed. In

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     addition, the Committee should communicate with management and the independent auditor quarterly to review the Company's financial statements and significant findings based upon the independent auditor's limited review procedures.

C. KEEPING MINUTES

     Minutes shall be taken for each Committee meeting which shall then be approved at the next meeting of the Committee.

IV. AUTHORITY

     The Committee's authority is as follows:

A. AUTHORITY TO HIRE, TERMINATE  AND COMPENSATE EXTERNAL AUDITOR/SETTLE DISPUTES

     The Committee is authorized to appoint, determine the compensation of, retain and oversee of the work of any registered public accounting firm engaged (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

B. AUTHORITY TO RETAIN INDEPENDENT ADVISORS

     The Committee is authorized to hire at the Company's expense its own independent counsel and other advisors, which may include special legal, accounting, or other consultants or experts, as it determines necessary to carry out the Committee's duties.

C. AUTHORITY TO CONDUCT INDEPENDENT INVESTIGATIONS

     The Committee is authorized to conduct any investigation appropriate to fulfilling its responsibilities and duties.

D. AUTHORITY TO DIRECTLY ACCESS CORPORATE EMPLOYEES AND INFORMATION

     Committee is authorized to fully and directly access the independent auditor, anyone in the Company, and any and all information and records of the Company.

V. RESPONSIBILITIES AND DUTIES

The Committee's primary responsibilities and duties are as follows:

A. IN GENERAL

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditor.

     3. Provide an avenue of communication between the independent auditor and financial management

     4. Provide an avenue of communication among the independent auditor, management, and the Board.

B. REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter on an annual basis. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations and the rules of the stock exchange on which the Company's securities are traded.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditor of significant issues regarding principles, practices, and judgments.

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     3. In conjunction with management and the independent auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditor and the Company's financial management together with management's responses. The scope of this review should at a minimum include a discussion of significant deficiencies and material weaknesses in internal controls and any fraud, whether or not material, by management as reported by management, the auditing department or the independent auditor.

     4. Review with management and the independent auditor the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditor in accordance with SAS 61. The Chairman of the Committee may represent the entire Committee for purposes of this review.

     5. Review with the independent auditor and objectively weigh the information provided by the independent auditor and the soundness of the Company's accounting policies in connection with:

          a. The Company's financial statements and related footnotes and the independent auditor's report thereon, including their report on the adequacy of the Company's internal controls and any significant recommendations they may offer to improve internal controls;

          b. Any significant accruals, reserves or estimates which may have a material impact on the financial statements;

          c. Any difficulties or disputes with management encountered by the independent auditor during the course of the audit and any instances of second opinions sought by management;

          d. Any critical accounting policies and practices to be used by the Company;

          e. Any alternative accounting treatments under generally accepted accounting principles discussed with management, the ramifications of those alternatives, and external auditing preference;

          f. Other material communications to management such as management letters, internal control reports, and responses to prior management letters.

          g. The adequacy of the Company's internal controls and any significant findings during the year and management's responses thereto, including at a minimum significant deficiencies and material weaknesses in internal controls and any fraud, whether or not material, by management);

          h. Any difficulties encountered in the course of the audits, including any restrictions on the scope of their work or access to required information;

          i. Any separate service that the independent auditor is providing the Company with written confirmation from the independent auditor regarding the nature of the service and existence of pre-approval from the Committee; and

          j. When required, the soundness of the internal quality-control procedures of the independent auditor including its standing before the Public Company Accounting Oversight Board and the nature of any investigation or other proceedings related to its quality controls or performance.

     7. Consider with management and the independent auditor the possible impact of any pending changes in accounting standards or rules as promulgated by the FASB or others.

     8. Review with legal counsel any legal and regulatory matters that may have a material impact on the financial statements and any reports received from regulators, and any environmental compliance and reserves.

     9. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

     10. Review and approve all related party transactions involving the Company.

C. INDEPENDENT AUDITOR AND OTHER REGISTERED PUBLIC ACCOUNTING FIRMS

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     1. The independent auditor is directly accountable to the Committee. The
     Committee has the direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

     2. The Committee is responsible for ensuring that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the Board take appropriate action to oversee the independence of the independent auditor. The Committee shall review the independence and the performance of the auditors and appoint the independent auditor or approve any discharge of auditors when circumstances warrant. To ensure independence, on an annual basis, the Committee shall review and discuss with the independent auditor all significant relationships they have with the Company that could impair the auditor's independence.

     3. The Committee shall review the independent auditor's audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach to ensure completeness of coverage, reduction in redundant efforts, and the effective use of audit resources.

     4. The Committee shall approve the fees and other significant compensation to be paid to the independent auditor.

     5. The Committee shall approve any change in the independent auditor's engagement partner or audit partner responsible for the audit of the Company's financial statements and confirm that the independent auditor has rotated its lead or controlling audit partner having primary responsibility for the audit or the audit partner responsible for reviewing the audit with an assignment not to exceed five fiscal years.

D. NON-AUDIT SERVICES

     Except as provided in Section E, below, the independent auditor shall not provide to the Company, contemporaneously with the performance of an audit, any non-audit service, including the following:

     1. bookkeeping or other services related to the accounting records or financial statements of the Company;

     2. financial information systems design and implementation;

     3. appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

     4. actuarial services;

     5. internal audit outsourcing services;

     6. management functions or human resources;

     7. broker or dealer, investment adviser, or investment banking services;

     8. legal services and expert services unrelated to the audit; and

     9. any other service that the Public Company Accounting Oversight Board established under Section 101 of the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

     The independent auditor may engage in any non-audit service, including tax services, that are not described in Subsections 1 through 9 above, only if the activity is approved in advance by the Committee in accordance with Section E, below.

E. PRE-APPROVAL REQUIREMENTS

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     In General All auditing services and non-audit services, other than as provided in Section D, above, provided by the independent auditor shall be pre-approved by the Committee upon conclusion by the Committee that rendering the pre-approved service would not adversely affect the objectivity of the independent auditor in performing the audit.

     De Minimus Exception Notwithstanding anything to the contrary in this Section E, this pre-approval requirement shall not apply to the provision of non-audit services, if:

     1. the aggregate amount of all such non-audit services provided to the Company by the independent auditor constitutes not more than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services are provided;

     2. the non-audit services were not recognized by the Company at the time of the engagement to be non-audit services; and

     3. the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

     Delegation Authority and Approval Procedures The Committee may delegate to one or more designated members of the Committee who are independent directors of the Board of Directors, the authority to grant pre-approvals required by this Section E. The decisions of any Committee member to whom authority is delegated to pre-approve an activity under this Section E shall be presented to the full Committee at each of its scheduled meetings. The engagement to render services may be entered into pursuant to pre-approval policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular service and the Committee does not delegate its responsibilities under the Securities Exchange Act of 1934 to management.

     Disclosure to Investors Any approval by the Committee of a non-audit service to be performed by the independent auditor shall be disclosed to investors in periodic reports required by the Securities Exchange Act of 1934 at such time as disclosure is required by SEC rule or regulation.

     Approval of Audit Services for Other Purposes If the Committee approves an audit service within the scope of the engagement of the independent auditor, the audit service shall be deemed to have been pre-approved for purposes of this Section E.

F. DUTY TO ESTABLISH OVERSIGHT PROCEDURES

     1. Accounting Complaints. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These procedures, which may be incorporated into a more comprehensive code of ethics, shall at a minimum: (i) set forth a statement about the Company's commitment to comply with the laws; (ii) encourage employees to inform the Company of conduct amounting to a violation of the applicable standards;
     (iii) describe prohibited conduct; (iv) set forth compliance procedures that employees can easily use, including making anonymous complaints, and
     (v) provide assurances that there will be no retaliation for reporting suspected violations.

     2. Financial Accounting Policy Dispute Resolution. The Committee shall establish procedures for resolving disputes between the external auditor and management over issues pertaining to financial reporting. The Committee shall resolve these disputes, and for such purpose, the procedures may allow the Committee to obtain a second opinion from independent advisors. The procedures shall in no way allow the Committee to improperly influence the external auditor in violation of Section 303 of the Act.

VI. WRITTEN AFFIRMATION

     Once each year the Committee shall provide the Company through the Board, and the Company shall provide to the stock exchange on which the Company's securities are traded, written confirmation regarding:

     1. Any determination that the Board has made regarding the independence of directors who are members of the Committee pursuant to this Charter;

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     2. The financial literacy of the Committee members;

     3. The determination that at least one of the Committee members has accounting or related financial management expertise; and

     4. The annual review and reassessment of this Charter.